Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, and to the use of our reports, dated February 23, 2018, with respect to the financial statements and financial highlights of Pax World Funds Series Trust I (“Trust I”) (comprising Pax Balanced Fund, Pax ESG Beta Quality Fund, Pax Small Cap Fund, Pax High Yield Bond Fund, Pax Global Environmental Markets Fund, Pax MSCI EAFE ESG Leaders Index Fund, Pax Mid Cap Fund, Pax Core Bond Fund, Pax Large Cap Fund, and Pax ESG Beta Dividend Fund), and Pax World Funds Series Trust III (comprising Pax Ellevate Global Women’s Leadership Fund) included in their annual report to shareholders for the year ended December 31, 2017 that is incorporated by reference into this Post-Effective Amendment Number 92 to the Registration Statement (Form N-1A No. 002-38679) of Trust I.

/s/ Ernst & Young LLP

Boston, Massachusetts

June 25, 2018